Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter 2011 Results

Earnings Growth Continues; Improvements in Core Fundamentals Drives Profitability.

EUGENE, Ore., October 17, 2011 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter ended September 30, 2011.

Recent highlights:

•	Net income for the third quarter up 125% over third quarter last year.

•	Provision for loan losses reduced for the ninth consecutive quarter.

•	Significant reductions in nonperforming and classified assets.

•	Achieved 6.1% year-to-date growth in the commercial loan portfolio.

•	Announced increase in third quarter 2011 cash dividend to shareholders.

•	Total risk-based capital ratio of 18.89%, significantly above the 10.0% minimum for “well-capitalized” designation.

Net income for the third quarter 2011 was $2.6 million, up 125% over net income of $1.2 million for the third quarter 2010; and on a linked-quarter basis, net income was up $431 thousand from the second quarter 2011. Earnings per diluted share were $0.14 for the third quarter 2011, compared to $0.06 and $0.12 for the third quarter 2010 and second quarter 2011, respectively.

“We are pleased with the improving fundamentals and the resultant increase in our earnings,” said Hal Brown, chief executive officer. “I am particularly pleased with the growth in our commercial loan portfolio and our improving loan and deposit pipelines, which suggest continued improvement in future quarters,” added Brown.

Classified assets, provisioning and loan statistics

Classified assets continued a five-quarter trend of decline, and at September 30, 2011, totaled $81.0 million, a decrease of $45.2 million from a year ago and a decline of $28.8 million from December 31, 2010. Nonperforming assets, a subcategory of classified assets, totaled $44.5 million at September 30, 2011, or 3.56% of total assets, a decrease of $12.0 million for the third quarter. The decrease included the resolution of a number of problem assets during the quarter, including the $5.8 million sale of the largest property in other real estate owned resulting in a small gain on the sale.

“We are pleased with the current trends and continued reduction in the level of classified and problem assets,” said Roger Busse, president and chief operating officer. “While in this uncertain economic environment we may experience some future volatility in the level of our nonperforming assets, we believe we will continue to see reductions in our level of classified assets during the remainder of the year and into 2012,” added Busse.

Loans past-due 30-89 days (excluding nonaccrual loans) were 0.59% of total loans at September 30, 2011, a slight increase from 0.51% at June 30, 2011. This represents the ninth consecutive quarter in which this ratio was near or below one percent, a trend that suggests stabilization in the migration of problem loans.

The Company’s third quarter 2011 provision for loan losses was $1.8 million, down from $3.8 million a year ago and down from $2.0 million in the second quarter 2011. While the provision remains elevated when compared to pre-recession periods, it has been trending down over the past nine quarters. During the third quarter of 2011, the Company recognized net loan charge-offs of $1.8 million, down from the $1.9 million recorded in the second quarter 2011. The allowance for loan losses as a percentage of outstanding loans at September 30, 2011, was 1.85%, compared to 1.93% and 2.01% at December 31, 2010, and September 30, 2010, respectively.

Core deposit growth continues and commercial loan activity strengthens

Outstanding commercial loans have increased $14.9 million or 6.1% during the first nine months of 2011 and are up $15.0 million or 6.2% over outstanding commercial loans at September 30, 2010. This growth continues to validate the Company’s business model and focused strategy on meeting the credit needs of community-based businesses, nonprofit organizations, health care and professional service providers. Outstanding loans at September 30, 2011, were $828.5 million, down $1.8 million from the end of second quarter 2011 and down $54.4 million from one year ago. While period-end net loans declined during the third quarter due to a contraction in the real estate portfolio, the decline was the smallest of any of the last ten quarters. During the month of September 2011, the Company experienced its first monthly increase in more than two years as outstanding loans grew by $2.6 million over the prior month-end. With loan pipelines strengthening, this suggests the potential for net loan growth in future quarters.

Period-end core deposits contracted during the third quarter by $11.3 million from the end of second quarter 2011, primarily due to volatility in a large deposit relationship. Average core deposits, a measure which reduces the daily deposit volatility, showed an increase of $5.7 million over second quarter 2011 and a $40.6 million or 5.0% increase over third quarter 2010.

Capital levels

The Company’s capital ratios continue to be well above the minimum FDIC well-capitalized designated levels. At September 30, 2011, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 13.48%, 17.64% and 18.89%% as compared to 13.38%, 15.86% and 17.10% at December 31, 2010. The FDIC’s minimum well-capitalized designation ratios are 5.00%, 6.00% and 10.00%, respectively.

Net interest margin

The net interest margin for the current quarter was 4.56%, down 2 basis points from the 4.58% margin reported for second quarter 2011, and down 14 basis points from the 4.70% margin reported for third quarter 2010. The net interest margin for the current period and all prior periods has been adjusted to a tax-equivalent basis using a 35% tax rate. The linked-quarter decline in the net interest margin was primarily attributable to an increase in the lower yielding securities portfolio, combined with an additional $66 thousand charge to interest expense related to the discount on a brokered time deposit that was called during the quarter.

The sustained growth in average core deposits continued to result in additions to the securities portfolio. The securities portfolio grew by $32.6 million during the third quarter 2011 and represented 27% of total assets versus 18% of total assets one year ago. This increase in the securities portfolio, which has significantly lower yields than loans, is a primary contributor to the decline in the net interest margin.

Noninterest income and expense

Noninterest income in third quarter 2011 was up $542 thousand over the same quarter last year. Most of this increase was attributable to $359 thousand in gains on the sale of securities and $140 thousand of rental income on other real estate owned recorded during third quarter 2011. Merchant bankcard fees continued to experience year-over-year growth as evidenced by the 4% increase in this category. The increase in bankcard fees is reflective of both improving volumes and increased margins. On a linked-quarter basis and excluding gains on the sale of securities in both quarters and the one-time other real estate income, third quarter 2011 noninterest income showed a slight improvement over second quarter 2011.

Noninterest expense in third quarter 2011 was up $736 thousand over third quarter 2010, but down slightly on a linked-quarter basis. The year-over-year increase was primarily attributable to increased personnel expense. Personnel expense increased $620 thousand primarily due to staff additions to line units that will poise the Company for growth in future quarters. Increases in other expense categories were mostly offset by a decline in FDIC assessments as the new assessment methodology was implemented in second quarter 2011.

Conference call and audio webcast:

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2011 on Tuesday, October 18, 2011, at 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time. To listen to the conference call, interested parties should call (866) 292-1418. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. Pacific Continental, with $1.3 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about future levels of classified assets and suggested future loan growth, and are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company’s banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit and other risks and uncertainties discussed in the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, from Pacific Continental’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Interest and dividend income
Loans	$12,583	$14,070	$38,146	$43,233
Securities	2,415	1,791	6,710	4,745
Federal funds sold & interest-bearing deposits with banks	1	3	5	6

	14,999	15,864	44,861	47,984

Interest expense
Deposits	1,628	2,395	5,325	7,069
Federal Home Loan Bank & Federal Reserve borrowings	459	563	1,412	1,788
Junior subordinated debentures	34	133	99	393
Federal funds purchased	11	15	32	39

	2,132	3,106	6,868	9,289

Net interest income	12,867	12,758	37,993	38,695
Provision for loan losses	1,750	3,750	5,900	11,750

Net interest income after provision for loan losses	11,117	9,008	32,093	26,945

Noninterest income
Service charges on deposit accounts	462	418	1,328	1,247
Other fee income, principally bankcard	402	385	1,207	1,078
Loan servicing fees	27	31	82	63
Mortgage banking income	50	69	124	144
Gain on sale of investment securities	359	—	825	45
Impairment losses on investment securities (OTTI)	—	—	—	(226)
Other noninterest income	431	286	981	806

	1,731	1,189	4,547	3,157

Noninterest expense
Salaries and employee benefits	4,691	4,071	14,136	13,054
Premises and equipment	861	909	2,605	2,580
Bankcard processing	155	131	472	424
Business development	350	225	1,132	931
FDIC insurance assessment	381	491	1,268	1,477
Other real estate expense	734	803	2,146	904
Other noninterest expense	1,752	1,558	5,531	4,934

	8,924	8,188	27,290	24,304

Income before provision for income taxes	3,924	2,009	9,350	5,798
Provision for income taxes	1,336	857	3,156	1,897

Net income	$2,588	$1,152	$6,194	$3,901

Earnings per share:
Basic	$0.14	$0.06	$0.34	$0.21

Diluted	$0.14	$0.06	$0.34	$0.21

Weighted average shares outstanding:
Basic	18,433,084	18,399,442	18,425,344	18,396,990
Common stock equivalents attributable to stock-based awards	15,871	16,161	18,637	18,620

Diluted	18,448,955	18,415,603	18,443,981	18,415,610

PERFORMANCE RATIOS
Return on average assets	0.83%	0.38%	0.68%	0.44%
Return on average equity (book)	5.74%	2.66%	4.71%	3.07%
Return on average equity (tangible) (1)	6.56%	3.06%	5.40%	3.54%
Net interest margin (2)	4.56%	4.70%	4.61%	4.77%
Efficiency ratio (3)	61.13%	58.71%	64.15%	58.07%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
ASSETS
Cash and due from banks	$16,896	$25,424	$18,424
Interest-bearing deposits with banks	69	267	269

Total cash and cash equivalents	16,965	25,691	18,693
Securities available-for-sale	340,118	253,907	215,259
Loans held-for-sale	400	2,116	1,397
Loans, less allowance for loan losses and net deferred fees	812,525	839,815	864,604
Interest receivable	4,243	4,371	4,247
Federal Home Loan Bank stock	10,652	10,652	10,652
Property and equipment, net of accumulated depreciation	20,379	20,883	21,169
Goodwill and intangible assets	22,291	22,458	22,514
Deferred tax asset	7,428	10,188	9,749
Taxes receivable	—	—	1,460
Other real estate owned	11,663	14,293	15,422
Prepaid FDIC assessment	3,164	4,387	4,950
Other assets	1,743	1,415	1,888

Total assets	$1,251,571	$1,210,176	$1,192,004

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$279,733	$234,331	$220,104
Savings and interest-bearing checking	537,009	574,333	545,032
Time $100,000 and over	68,330	63,504	60,083
Other time	66,545	86,791	99,704

Total deposits	951,617	958,959	924,923
Federal funds and overnight funds purchased	8,185	—	12,380
Federal Home Loan Bank borrowings	98,500	67,000	68,500
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	3,951	3,731	5,374

Total liabilities	1,070,501	1,037,938	1,019,425

Shareholders’ equity
Common stock, shares authorized: 50,000,000 shares issued and outstanding: 18,433,084 at September 30, 2011, 18,415,132 at December 31, 2010, and 18,404,725 at September 30, 2010	137,660	137,062	136,845
Retained earnings	39,242	33,969	32,962
Accumulated other comprehensive income	4,168	1,207	2,772

	181,070	172,238	172,579

Total liabilities and shareholders’ equity	$1,251,571	$1,210,176	$1,192,004

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.89%	17.10%	17.10%
Tier I capital (to risk weighted assets)	17.64%	15.86%	15.85%
Tier I capital (to leverage assets)	13.48%	13.38%	13.34%
Tangible common equity (to tangible assets)(1)	12.92%	12.61%	12.83%
Tangible common equity (to risk-weighted assets)(1)	17.22%	15.18%	15.31%
OTHER FINANCIAL DATA
Shares outstanding at end of period	18,433,084	18,415,132	18,404,725
Tangible shareholders’ equity(1)	$158,779	$149,780	$150,065
Book value per share	$9.82	$9.35	$9.38
Tangible book value per share	$8.61	$8.13	$8.15

(1)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$54,029	$57,850	$56,124
Residential 1-4 family	62,726	76,692	80,551
Owner-occupied commercial	209,702	201,286	201,075
Nonowner-occupied commercial	149,548	163,071	163,054
Other loans secured by real estate	17,421	23,950	25,013

Total permanent real estate loans	493,426	522,849	525,817
Construction loans:
Multifamily residential	1,158	6,192	15,279
Residential 1-4 family	17,865	22,683	26,830
Commercial real estate	13,368	11,730	18,077
Commercial bare land and acquisition & development	24,987	25,587	26,073
Residential bare land and acquisition & development	13,034	17,263	18,998

Total construction real estate loans	70,412	83,455	105,257
Total real estate loans	563,838	606,304	631,074
Commercial loans	257,889	243,034	242,904
Consumer loans	5,021	5,900	6,742
Other loans	1,762	1,730	2,239

Gross loans	828,510	856,968	882,959
Deferred loan origination fees	(698)	(583)	(586)

	827,812	856,385	882,373
Allowance for loan losses	(15,287)	(16,570)	(17,769)

	$812,525	$839,815	$864,604

Real estate loans held-for-sale	$400	$2,116	$1,397

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,326	$17,854	$16,570	$13,367
Provision for loan losses	1,750	3,750	5,900	11,750
Loan charge offs	(2,208)	(4,240)	(8,085)	(10,189)
Loan recoveries	419	405	902	2,841

Net charge offs	(1,789)	(3,835)	(7,183)	(7,348)

Balance at end of period	$15,287	$17,769	$15,287	$17,769

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
BALANCE SHEET AVERAGES
Loans(1)	$824,084	$898,642	$836,223	$917,781
Allowance for loan losses	(15,193)	(19,091)	(15,889)	(17,103)

Loans, net of allowance	808,891	879,551	820,334	900,678
Securities and short-term deposits	323,996	201,861	292,171	187,180

Earning assets	1,132,887	1,081,412	1,112,505	1,087,858
Noninterest-earning assets	101,121	109,650	103,763	106,797

Assets	$1,234,008	$1,191,062	$1,216,268	$1,194,655

Interest-bearing core deposits(2)	$612,576	$627,263	$622,038	$600,870
Noninterest-bearing core deposits(2)	274,808	219,512	260,108	211,646

Core deposits(2)	887,384	846,775	882,146	812,516
Noncore interest-bearing deposits	71,940	68,016	62,517	79,926

Deposits	959,324	914,791	944,663	892,442
Borrowings	92,295	93,219	92,523	122,254
Other noninterest-bearing liabilities	3,493	10,961	3,281	9,823

Liabilities	1,055,112	1,018,971	1,040,467	1,024,519

Shareholders’ equity (book)	178,896	172,091	175,801	170,136

Liabilities and equity	$1,234,008	$1,191,062	$1,216,268	$1,194,655

Shareholders’ equity (tangible)(3)	$156,575	$149,547	$153,425	$147,537

SELECTED MARKET DATA
Eugene market gross loans, period end	$262,469	$267,098
Portland market gross loans, period end	394,469	409,702
Seattle market gross loans, period end	171,572	206,159

Total gross loans, period end	$828,510	$882,959

Eugene market core deposits, period end(2)	$514,453	$515,164
Portland market core deposits, period end(2)	242,341	221,407
Seattle market core deposits, period end(2)	123,933	114,323

Total core deposits, period end(2)	880,727	850,894
Other deposits, period end	70,890	74,029

Total	$951,617	$924,923

Eugene market core deposits, average(2)	$507,644	$510,593
Portland market core deposits, average(2)	252,903	216,818
Seattle market core deposits, average(2)	126,837	119,364

Total core deposits, average(2)	887,384	846,775
Other deposits, average	71,940	68,016

Total	$959,324	$914,791

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	6.17%	6.35%	6.22%	6.42%
Yield on average securities(4)	3.13%	3.61%	3.24%	3.46%

Yield on average earning assets(4)	5.30%	5.84%	5.44%	5.91%
Rate on average interest-bearing core deposits	0.80%	1.28%	0.95%	1.33%
Rate on average interest-bearing non-core deposits	2.19%	2.14%	1.95%	1.82%

Rate on average interest-bearing deposits	0.94%	1.37%	1.04%	1.40%
Rate on average borrowings	2.17%	3.03%	2.23%	2.43%

Cost of interest-bearing funds	1.09%	1.56%	1.18%	1.55%

Interest rate spread(4)	4.21%	4.28%	4.25%	4.36%

Net interest margin(4)	4.56%	4.70%	4.61%	4.77%

(1)	Includes loans held-for sale.
(2)	Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100.
(3)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)

Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $143 thousand and $43 thousand for the three months ended September 30, 2011 and 2010, respectively and $366 thousand and $94 thousand for the nine months ended September 30. 2011 and 2010, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$—	$1,010	$6,594
Residential 1-4 family	3,393	6,123	4,945
Owner-occupied commercial	4,704	1,622	4,306
Nonowner-occupied commercial	1,191	8,428	7,359
Other loans secured by real estate	122	538	1,379

Total permanent real estate loans	9,410	17,721	24,583
Construction loans:
Multifamily residential	—	1,985	2,033
Residential 1-4 family	1,596	2,493	3,099
Commercial real estate	1,500	1,671	4,262
Commercial bare land and acquisition & development	13,027	91	669
Residential bare land and acquisition & development	1,451	1,032	90
Other	—	—	—

Total construction real estate loans	17,574	7,272	10,153

Total real estate loans	26,984	24,993	34,736
Commercial loans	6,732	8,033	8,602
Consumer loans	—	—	—
Other loans	—	—	—

Total nonaccrual loans	33,716	33,026	43,338
90-days past due and accruing interest	—	—	—
Total nonperforming loans	33,716	33,026	43,338

Nonperforming loans guaranteed by government	(851)	(1,056)	(798)
Net nonperforming loans	32,865	31,970	42,540

Other real estate owned	11,663	14,293	15,422

Total nonperforming assets, net of guaranteed loans	$44,528	$46,263	$57,962

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.85%	1.93%	2.01%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	46.51%	51.83%	41.77%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	1.15%	1.30%	1.07%
Net nonperforming loans as a percentage of total loans	3.97%	3.73%	4.82%
Nonperforming assets as a percentage of total assets	3.56%	3.82%	4.86%
Consolidated classified asset ratio(1)	45.51%	63.39%	72.91%
Past due (excluding nonaccrual) as a percentage of total loans	0.59%	0.77%	0.88%

(1)

Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

(Unaudited)

	Balance at June 30, 2011	Additions to Non-performing	Reclassification	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at September 30, 2011
Real estate loans
Multifamily residential	$—		$—	$—	$—	$—	$—	$—
Residential 1-4 family	8,177	734	—	(2,187)	—	(651)	(2,680)	3,393
Owner-occupied commercial	3,575	1,157	—	(28)	—	—	—	4,704
Nonowner-occupied commercial	7,827	—	—	(1,134)	—	(802)	(4,700)	1,191
Other real estate loans	922	108	—	(829)	—	(79)	—	122

Total real estate loans	20,501	1,999	—	(4,178)	—	(1,532)	(7,380)	9,410
Construction
Multifamily residential	—	—	—	—	—	—	—	—
Residential 1-4 family	1,699	383	—	(326)	—	(29)	(131)	1,596
Commercial real estate	1,500	—	—	—	—	—	—	1,500
Commercial bare land and acquisition & development	13,027	—	—	—	—	—	—	13,027
Residential bare land and acquisition & development	1,597	70	—	(107)	—	(109)	—	1,451

Total construction loans	17,823	453	—	(433)	—	(138)	(131)	17,574
Commercial and other	6,515	825	—	(608)	—	—	—	6,732
Consumer	—	—	—	—	—	—	—	—

Total	$44,839	$3,277	$—	$(5,219)	$—	$(1,670)	$(7,511)	$33,716

	Balance at December 31, 2010	Additions to Non-performing	Reclassification	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at September 30, 2011

Real estate loans
Multifamily residential	$1,010	$250	$—	$(1,186)	$—	$(74)	$—	$—
Residential 1-4 family	6,123	4,719	—	(2,637)	—	(1,607)	(3,205)	3,393
Owner-occupied commercial	1,622	3,822	—	(415)	—	(25)	(300)	4,704
Nonowner-occupied commercial	8,428	—	—	(1,272)	—	(1,265)	(4,700)	1,191
Other real estate loans	538	1,340	(499)	(868)	—	(389)	—	122

Total real estate loans	17,721	10,131	(499)	(6,378)	—	(3,360)	(8,205)	9,410
Construction
Multifamily residential	1,985	—	—	(1,985)	—	—	—	—
Residential 1-4 family	2,493	797	—	(1,050)	—	(450)	(194)	1,596
Commercial real estate	1,671	—	—	—	—	(171)	—	1,500
Commercial bare land and acquisition & development	91	13,027	—	—	—	(91)	—	13,027
Residential bare land and acquisition & development	1,032	2,320	—	(251)	—	(1,614)	(36)	1,451

Total construction loans	7,272	16,144	—	(3,286)	—	(2,326)	(230)	17,574
Commercial and other	8,033	1,425	499	(2,098)	(461)	(666)	—	6,732
Consumer	—	10	—	—	—	(10)	—	—

Total	$33,026	$27,710	$—	$(11,762)	$(461)	$(6,362)	$(8,435)	$33,716

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

(Unaudited)

	Balance at June 30, 2011	Additions to REO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at September 30, 2011
Real estate
Multifamily residential	$—	$—	$—	$—	$—	—
Residential 1-4 family	1,201	2,680	—	(432)	(17)	3,432
Owner-occupied commercial	300	—	—	—	—	300
Nonowner-occupied commercial	—	4,700	—	(175)	—	4,525
Other real estate loans	—	—	—	—	—	—

Total real estate loans	1,501	7,380	—	(607)	(17)	8,257
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	63	131	—	—	—	194
Commercial real estate	3,818	—	—	(1,123)	(632)	2,063
Commercial bare land and acquisition & development	828	—	—	—	(9)	819
Residential bare land and acquisition & development	6,102	—	—	(5,794)	22	330

Total construction loans	10,811	131	—	(6,917)	(619)	3,406
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$12,312	$7,511	$—	$(7,524)	$(636)	$11,663

	Balance at December 31, 2010	Additions to REO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at September 30, 2011
Real estate
Multifamily residential	$—	$—	$—	$—	$—	—
Residential 1-4 family	1,374	3,205	—	(1,094)	(53)	3,432
Owner-occupied commercial	—	300	—	—	—	300
Nonowner-occupied commercial	—	4,700	—	(175)	—	4,525
Other real estate loans	—	—	—	—	—	—

Total real estate loans	1,374	8,205	—	(1,269)	(53)	8,257
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	1,178	194	—	(953)	(225)	194
Commercial real estate	4,389	—	—	(1,123)	(1,203)	2,063
Commercial bare land and acquisition & development	1,013	—	—	—	(194)	819
Residential bare land and acquisition & development	6,301	36	—	(5,794)	(213)	330

Total construction loans	12,881	230	—	(7,870)	(1,835)	3,406
Commercial and other	38	—	—	(44)	6	—
Consumer	—	—	—	—	—	—

Total	$14,293	$8,435	$—	$(9,183)	$(1,882)	$11,663

PACIFIC CONTINENTAL CORPORATION

Age Analysis of Loans Receivable (Unaudited)

(In thousands)

As of September 30, 2011

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$54,029	$54,029
Residential 1-4 family	—	900	—	3,393	4,293	58,433	62,726
Owner-occupied commercial	2,502	934	—	4,704	8,140	201,562	209,702
Nonowner-occupied commercial	—	—	—	1,191	1,191	148,357	149,548
Other real estate loans	—	—	—	122	122	17,299	17,421

Total real estate loans	2,502	1,834	—	9,410	13,746	479,679	493,426
Construction
Multifamily residential	—	—	—	—	—	1,158	1,158
Residential 1-4 family	—	—	—	1,596	1,596	16,269	17,865
Commercial real estate	—	—	—	1,500	1,500	11,868	13,368
Commercial bare land and acquisition & development	—	—	—	13,027	13,027	11,960	24,987
Residential bare land and acquisition & development	—	—	—	1,451	1,451	11,583	13,034

Total construction loans	—	—	—	17,574	17,574	52,838	70,412
Commercial and other	532	—	—	6,732	7,264	252,387	259,651
Consumer	16	—	—	—	16	5,005	5,021

Totals	$3,050	$1,834	$—	$33,716	$38,600	$789,909	$828,510

PACIFIC CONTINENTAL CORPORATION

Age Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2010

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Financing Receivables
Real estate loans
Multifamily residential	$2,549	$—	$—	$1,010	$3,559	$54,291	$57,850
Residential 1-4 family	110	366	—	6,123	6,599	70,093	76,692
Owner-occupied commercial	2,694	356	—	1,622	4,672	196,614	201,286
Nonowner-occupied commercial	—	—	—	8,428	8,428	154,643	163,071
Other real estate loans	195	—	—	538	733	23,217	23,950

Total real estate loans	5,548	722	—	17,721	23,991	498,858	522,849
Construction
Multifamily residential	—	—	—	1,985	1,985	4,207	6,192
Residential 1-4 family	—	—	—	2,493	2,493	20,190	22,683
Commercial real estate	—	—	—	1,671	1,671	10,059	11,730
Commercial bare land and acquisition & development	—	—	—	91	91	25,496	25,587
Residential bare land and acquisition & development	175	—	—	1,032	1,207	16,056	17,263

Total construction loans	175	—	—	7,272	7,447	76,008	83,455
Commercial and other	102	32	—	8,033	8,167	236,597	244,764
Consumer	7	5	—	—	12	5,888	5,900

Total	$5,832	$759	$—	$33,026	$39,617	$817,351	$856,968

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of September 30, 2011

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	52,670	—	1,359	—	$54,029
Residential 1-4 family	52,064	—	10,662	—	62,726
Owner-occupied commercial	197,328	—	12,374	—	209,702
Nonowner-occupied commercial	146,735	—	2,813	—	149,548
Other real estate loans	16,442	—	871	108	17,421

Total real estate loans	465,239	—	28,079	108	493,426
Construction
Multifamily residential	1,158	—	—	—	1,158
Residential 1-4 family	12,647	—	5,218	—	17,865
Commercial real estate	8,962	—	4,406	—	13,368
Commercial bare land and acquisition & development	11,300	—	13,687	—	24,987
Residential bare land and acquisition & development	9,746	—	2,249	1,039	13,034

Total construction loans	43,813	—	25,560	1,039	70,412
Commercial and other	248,835	—	9,991	825	259,651
Consumer	4,935	—	86	—	5,021

Totals	$762,822	$—	$63,716	$1,972	$828,510

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2010

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	$55,105	$—	$2,745	$—	$57,850
Residential 1-4 family	60,544	—	15,658	490	76,692
Owner-occupied commercial	185,362	—	14,274	1,650	201,286
Nonowner-occupied commercial	153,088	—	9,983	—	163,071
Other real estate loans	20,343	—	3,607	—	23,950

Total real estate loans	474,442	—	46,267	2,140	522,849
Construction
Multifamily residential	4,206	—	1,986	—	6,192
Residential 1-4 family	19,532	—	3,151	—	22,683
Commercial real estate	7,114	—	4,616	—	11,730
Commercial bare land and acquisition & development	11,771	—	13,816	—	25,587
Residential bare land and acquisition & development	11,886	—	5,377	—	17,263

Total construction loans	54,509	—	28,946	—	83,455
Commercial and other	231,358	—	13,406	—	244,764
Consumer	5,860	—	—	40	5,900

Totals	$766,169	$—	$88,619	$2,180	$856,968